EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       OF

                          GREENSTAR INTERNATIONAL, INC.

         The undersigned incorporator, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopts the following Articles of Incorporation:

         FIRST: The name of the corporation shall be GREENSTAR INTERNATIONAL, INC.

         SECOND: The principal place of business and mailing address of this Corporation shall be 11382 Prosperity Farms Road, Suites 222-223, Building F, Palm Beach Gardens, Florida 33410.

         THIRD: The duration of the Corporation shall be perpetual.

         FOURTH: This Corporation may engage in any activity or business permitted under the laws of the United States and of the State of Florida.

         FIFTH: The capital stock of the Corporation shall consist of the following:

                  (a) Common Stock. This Corporation is authorized to issue 100,000,000 shares of common stock, $.0001 par value.

                  (b) Preferred Stock. This Corporation is authorized to issue 20,000,000 shares of preferred stock, $.0001 par value (the "Preferred Stock"). The Preferred Stock is subject to issuance by the board of directors (the "Board") in one or more series and classes by the filing a certificate pursuant to the applicable law of the State of Florida. Except as expressly limited by Chapter 607, Florida Statutes, as amended from time to time, or its successor legislation, as amended from time to time, the authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                           (i) Whether that series or class shall have voting
rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

                           (ii) The number of shares constituting that series or
class and the distinctive designation of that series;

                           (iii) The dividend rate on the shares of that series
or class, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, are paid on dividends on shares of that series or class;

                           (iv) Whether that series or class shall have
conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

                           (v) Whether or not the shares of that series or class
shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                           (vi) Whether that series or class shall have a
sinking fund for the redemption or purchase of shares of that series or class, and if so, the terms and amount of such sinking fund;

                           (vii) The rights of the shares of that series or
class in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series or class; and

                           (viii) Any other relative rights, preferences and
limitations of that series or class.

         SIXTH: The name and address of the initial Registered Agent is: Bradley
B. Eavenson, Esquire; 11382 Prosperity Farms Road, Suites 222-223, Building F, Palm Beach Gardens, Florida 33410.

         SEVENTH: The name and street address of the Incorporator to these Articles of Incorporation is: Bradley B. Eavenson, Esquire; 11382 Prosperity Farms Road, Suites 222-223, Building F, Palm Beach Gardens, Florida 33410.

         EIGHTH: The Corporation shall, to the fullest extent permitted by the provisions of the Florida Business Corporation Act, as the same may be amended and supplemented, and in the manner provided for in the By-Laws, indemnify any and all persons whom it shall have power to indemnify under said provisions.

         NINTH: The corporate existence of the Corporation shall commence upon the filing of these Articles of Incorporation with the Department of State, State of Florida.

         IN WITNESS WHEREOF, I do hereby subscribe these Articles of Incorporation on this 13th day of July, 2007.

                                        /s/ Bradley B. Eavenson
                                        -----------------------
                                        Bradley B. Eavenson, Incorporator

          [Certificate and Signature of Registered Agent on Next Page.]

HAVING BEEN NAMED AS REGISTERED AGENT AND TO ACCEPT SERVICE OF PROCESS FOR THE ABOVE STATED CORPORATION AT THE PLACE DESIGNATED IN THIS CERTIFICATE, I HEREBY ACCEPT APPOINTMENT AS REGISTERED AGENT AND AGREE TO ACT IN THIS CAPACITY. I FURTHER AGREE TO COMPLY WITH THE PROVISIONS OF ALL STATUTES RELATING TO THE PROPER AND COMPLETE PERFORMANCE OF MY DUTIES, AND I AM FAMILIAR WITH AND ACCEPT THE OBLIGATIONS OF MY POSITION AS REGISTERED AGENT.

                                        /s/ Bradley B. Eavenson
                                        -----------------------
                                        Bradley B. Eavenson,
                                        Registered Agent

                                        Date: July 13, 2007
                                              -------------